                                                                      EXHIBIT 12

                      Ratio of Earnings to Fixed Charges
     and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Dollars in millions)


                                                  Three Months Ended     Nine Months Ended              Fiscal Year
                                             --------------------------------------------------- -----------------------------------
                                              August 31,   August 31,   August 31,    August 31,
                                                1997         1996         1997          1996        1996         1995          1994
                                             -----------   ----------  ----------   ------------  -------      -------      --------

Ratio of Earnings to Fixed Charges

Earnings:
    Income before income taxes                $ 1,106      $   696      $ 2,917      $ 2,386      $ 3,117      $ 2,292      $ 1,962
    Add:  Fixed charges, net                    2,789        2,436        8,027        6,998        9,026        8,285        6,787
                                              -------      -------      -------      -------      -------      -------      -------
       Income before income taxes and
          fixed charges, net                  $ 3,895      $ 3,132      $10,944      $ 9,384      $12,143      $10,577      $ 8,749
                                              =======      =======      =======      =======      =======      =======      =======

Fixed charges:
    Total interest expense                    $ 2,765      $ 2,412      $ 7,952      $ 6,927      $ 8,934      $ 8,190      $ 6,697
    Interest factor in rents                       24           23           74           70           92           95           90
                                              -------      -------      -------      -------      -------      -------      -------

       Total fixed charges                    $ 2,789      $ 2,435      $ 8,026      $ 6,997      $ 9,026      $ 8,285      $ 6,787
                                              =======      =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges                1.4          1.3          1.4          1.3          1.3          1.3          1.3

Ratio of Earnings to Fixed Charges and
    Preferred Stock Dividends

Earnings:
    Income before income taxes                $ 1,106      $   696      $ 2,917      $ 2,386      $ 3,117      $ 2,292      $ 1,962
    Add:  Fixed charges, net                    2,789        2,436        8,027        6,998        9,026        8,285        6,787
                                              -------      -------      -------      -------      -------      -------      -------
       Income before income taxes and
          fixed charges, net                  $ 3,895      $ 3,132      $10,944      $ 9,384      $12,143      $10,577      $ 8,749
                                              =======      =======      =======      =======      =======      =======      =======
Fixed charges:
    Total interest expense                    $ 2,765      $ 2,412      $ 7,952      $ 6,927      $ 8,934      $ 8,190      $ 6,697
    Interest factor in rents                       24           23           74           70           92           95           90
    Preferred stock dividends                      24           23           85           74          101           95           94
                                              -------      -------      -------      -------      -------      -------      -------

       Total fixed charges and preferred
          stock dividends                     $ 2,813      $ 2,458      $ 8,111      $ 7,071      $ 9,127      $ 8,380      $ 6,881
                                              =======      =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges and
    preferred stock dividends                     1.4          1.3          1.3          1.3          1.3          1.3          1.3

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.